Page 2 of 31 Table of Contents Page Executive Summary 3 Corporate Information 5 Consolidated Balance Sheets 7 Consolidated Statements of Operations 8 Funds from Operations & Adjusted Funds from Operations 9 Consolidated Same-Store Property Performance 10 NOI Detail 11 Debt Summary & Debt Metrics 12 Debt Maturities, Composition & Hedging Instruments 13 Debt Covenant Compliance 14 Existing Portfolio Summary 15 Office Properties by Location 16 Office Properties Occupancy Detail 17 15 Largest Office Tenants 18 Studio Properties & Services 19 Office Leasing Activity 20 Expiring Office Leases Summary 21 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 22 In Process & Future Development Pipeline 24 Consolidated & Unconsolidated Ventures 25 Definitions 26 Non-GAAP Reconciliations 29 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic or real estate developments in our target markets; general economic conditions; defaults on, early terminations of or non-renewal of leases by tenants; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing, maintain an investment grade rating or maintain compliance with covenants under our financing arrangements; our failure to generate sufficient cash flows to service our outstanding indebtedness and maintain dividend payments; lack or insufficient amounts of insurance; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire or dispose and completing acquisitions or dispositions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; the loss of key personnel; environmental uncertainties and risks related to adverse weather conditions and natural disasters; financial market and foreign currency fluctuations; risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business; the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities; changes in the tax laws and uncertainty as to how those changes may be applied; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

# Executive Summary

**Three Months Ended June 30, 2024**

"With over 500,000 square feet of office leases signed in the second quarter, we have continued to build on our strong start to the year. While still challenging, our west coast office market conditions are gradually improving. We believe our solid leasing execution will continue as we move through the balance of the year given the second quarter was our highest activity since 2022, and our leasing pipeline remains healthy," stated Victor Coleman, Hudson Pacific's Chairman and CEO.

"In terms of our studios, after 18 months of strikes and negotiations, the recent ratification of the Teamsters' contract clears the way for increased production activity. However, industry dynamics are very fluid, and as a result, we still lack visibility in regard to timing and direction of our studio operations. Importantly, we do not require production to return to anywhere near prior peak levels for our studio business to start to contribute meaningful value, in part due to the streamlining of our model these past few years, but it will take time. Lastly, from a balance sheet perspective, ongoing deleveraging remains a top priority and we have no debt maturities until the end of 2025."

| | Three Months Ended | |
|---|---|---|
| **Unaudited, in thousands, except share data** | **6/30/24** | **6/30/23** |
| **OPERATIONAL HIGHLIGHTS** | | |
| **Office** | | |
| In-service % occupied | 78.7 % | 85.2 % |
| In-service % leased | 80.0 % | 87.0 % |
| Leases executed (square feet) | 539,531 | 403,231 |
| % change in GAAP rent | 2.6 % | (3.8)% |
| % change in cash rent | (13.3)% | (8.1)% |
| Weighted average lease term (in months) | 107.8 | 48.1 |
| Net effective rent per square foot | $ 56.78 | $ 44.08 |
| **Studio** | | |
| In-service stage % leased | 78.1 % | 95.7 % |
| In-service total % leased | 76.1 % | 86.5 % |
| **FINANCIAL HIGHLIGHTS** | | |
| Total revenues | $ 218,000 | $ 245,168 |
| Net loss attributable to common stockholders | $ (47,027) | $ (36,163) |
| Net loss per diluted share | $ (0.33) | $ (0.26) |
| FFO (excluding specified items) per common stock/unit—diluted(1) | $ 0.17 | $ 0.24 |
| FFO per common stock/unit—diluted(1) | $ 0.16 | $ 0.29 |
| AFFO per common stock/unit—diluted(1) | $ 0.17 | $ 0.22 |
| AFFO payout ratio(1) | 31.0 % | 58.8 % |
| GAAP same-store NOI growth(2) | (13.2)% | (3.2)% |
| Cash same-store NOI growth(2) | (11.8)% | 4.7 % |
| Weighted average common stock/units outstanding—diluted | 145,657 | 143,428 |
| **BALANCE SHEET HIGHLIGHTS** | | |
| HPP's share of debt, net/HPP's share of undepreciated book value(2) | 37.3 % | 38.7 % |
| HPP's share of debt, net/cash adjusted EBITDAre for selected ratios(2) | 10.3x | 8.7x |
| Weighted average years to maturity—HPP's share of secured and unsecured debt | 3.2 | 3.8 |
| Unsecured revolving credit facility undrawn capacity | $ 628,000 | $ 472,000 |
| Unrestricted cash and cash equivalents | $ 78,458 | $ 109,220 |

Note: Definitions for commonly used terms on pages 26-28.

(1) See page 9 for a reconciliation of net loss to FFO and AFFO.

(2) See pages 29-31 for non-GAAP reconciliations.

Page 3 of 31

Page 4 of 31 Executive Summary (continued) Three Months Ended June 30, 2024 Financial Results Compared to Second Quarter 2023 • Total revenue of $218.0 million compared to $245.2 million, primarily due to asset sales and two tenant move outs, one at 1455 Market and one at Sunset Las Palmas Studios, all partially offset by improved studio ancillary revenue • Net loss attributable to common stockholders of $47.0 million, or $0.33 per diluted share, compared to net loss of $36.2 million, or $0.26 per diluted share, largely attributable to the items affecting revenue, and partially offset by reduced depreciation and interest expense • FFO, excluding specified items, of $24.5 million, or $0.17 per diluted share, compared to $34.5 million, or $0.24 per diluted share, mostly attributable to the items affecting revenue, along with less FFO allocable to non-controlling interests. Specified items consisted of transaction-related income of $0.1 million, or $0.00 per diluted share; and a one-time derivative fair value adjustment of $1.3 million, or $0.01 per diluted share. Prior year specified items consisted of transaction-related income of $2.5 million, or $0.02 per diluted share; prior- period property tax reimbursement of $1.5 million, or $0.01 per diluted share; deferred tax asset write-off expense of $3.5 million, or $0.02 per diluted share; and, gain on debt extinguishment (net of taxes) of $7.2 million, or $0.05 per diluted share. • FFO of $23.3 million, or $0.16 per diluted share, compared to $42.2 million, or $0.29 per diluted share • AFFO of $24.2 million, or $0.17 per diluted share, compared to $31.1 million, or $0.22 per diluted share, primarily attributable to the items affecting FFO, partially improved by reduced non-cash revenue adjustments and lower recurring capital expenditures • Same-store cash NOI of $105.2 million, compared to $119.3 million, mostly driven by the two tenant move outs at 1455 Market and Sunset Las Palmas Studios Leasing • Executed 82 new and renewal leases totaling 539,531 square feet, with significant leases including: ◦ 157,000-square-foot new lease with the City and County of San Francisco at 1455 Market with a 21- year term ◦ 48,000-square-foot renewal lease with a financial services company at the Ferry Building with an approximately 6-year term • GAAP rents increased 2.6% and cash rents decreased 13.3% from prior levels, with the change in cash rents primarily resulting from the aforementioned new lease at 1455 Market. If excluded, GAAP and cash rents increased 8.0% and 0.9%, respectively • In-service office portfolio ended the quarter at 78.7% occupied and 80.0% leased, compared to 79.0% and 80.5%, respectively, in first quarter of this year, with the change primarily due to a single tenant known vacate at Concourse • On average over the trailing 12 months, the in-service studio portfolio was 76.1% leased, and the related 34 stages were 78.1% leased, compared to 76.9% and 79.4%, respectively, in the first quarter of this year, with the change due to the aforementioned tenant move out at Sunset Las Palmas Balance Sheet as of June 30, 2024 • $706.5 million of total liquidity comprised of $78.5 million of unrestricted cash and cash equivalents and $628.0 million of undrawn capacity under the unsecured revolving credit facility • $13.4 million and $183.1 million, or $6.7 million and $46.8 million at HPP's share, of undrawn capacity under construction loans secured by Sunset Glenoaks Studios and Sunset Pier 94 Studios, respectively • HPP's share of net debt to HPP's share of undepreciated book value was 37.3% with 92.2% of debt fixed or capped and no maturities until November 2025 Dividend • The Company's Board of Directors declared and paid dividends on its common stock of $0.05 per share, and on its 4.750% Series C cumulative preferred stock of $0.296875 per share Note: Definitions for commonly used terms on pages 26-28.

Page 5 of 31 Corporate Information Executive Management: Victor J. Coleman Chief Executive Officer and Chairman Mark Lammas President Lisa Burelli Chief People Officer Harout Diramerian Chief Financial Officer Drew B. Gordon Chief Investment Officer Kay L. Tidwell Executive Vice President, General Counsel and Chief Risk Officer Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. Andy Wattula Chief Operating Officer Christopher Barton Executive Vice President, Development and Capital Investments Laura Campbell Executive Vice President, Investor Relations and Marketing Gary Hansel Executive Vice President, Southern California Office Operations Steven Jaffe Executive Vice President, Business Affairs Shawn McGarry Executive Vice President, Northern California Office Operations Dale Shimoda Executive Vice President, Finance Arthur X. Suazo Executive Vice President, Leasing Chuck We Executive Vice President, Pacific Northwest/Canada Office Operations Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer (retired), WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Michael Nash Co-Founder and Chairman (retired), Blackstone Real Estate Debt Strategies Barry Sholem Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners Andrea Wong President (retired), International Production, Sony Pictures Television Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Officer, Catellus Development Corporation Ebs Burnough Managing Director, Hatch House Media and President and Founder, Ebs Burnough Solutions International Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Board of Directors:

# Corporate Information (continued)

**Corporate Contact:**

**Corporate Headquarters**
11601 Wilshire Boulevard
Ninth Floor
Los Angeles, CA 90025
(310) 445-5700

**Website**
www.hudsonpacificproperties.com

**Investor Relations**
Laura Campbell
*Executive Vice President, Investor Relations and Marketing*
(310) 622-1702

**Equity Research Coverage:**

**BMO Capital Markets**
John Kim
(212) 885-4115

**BofA Securities**
Camille Bonnel
(416) 369-2140

**BTIG**
Tom Catherwood
(212) 738-6140

**Citigroup Global Markets**
Michael Griffin
(212) 816-5871

**Goldman Sachs**
Caitlin Burrows
(212) 902-4736

**Green Street Advisors**
Dylan Burzinski
(949) 640-8780

**Jefferies LLC**
Peter Abramowitz
(212) 336-7241

**Mizuho Securities**
Vikram Malhotra
(212) 282-3827

**Morgan Stanley**
Ronald Kamdem
(212) 296-8319

**Piper Sandler & Company**
Alexander Goldfarb
(212) 466-7937

**Scotiabank**
Nicholas Yulico
(212) 225-6904

**Wedbush**
Richard Anderson
(212) 931-7001

**Wells Fargo Securities**
Blaine Heck
(443) 263-6529

**Wolfe Research**
Andrew Rosivach
(646) 582-9250

**Rating Agencies:**

**Fitch Ratings**
Peter Siciliano
(646) 582-4760

**Moody's Investor Service**
Ranjini Venkatesan
(212) 553-3828

**Standard & Poor's**
Hannah Gray
(646) 784-0134

Page 6 of 31

Page 7 of 31 Consolidated Balance Sheets In thousands, except share data 6/30/24 12/31/23 (Unaudited) ASSETS Investment in real estate, net $ 6,617,811 $ 6,484,459 Non-real estate property, plant and equipment, net 120,761 118,783 Cash and cash equivalents 78,458 100,391 Restricted cash 21,482 18,765 Accounts receivable, net 18,251 24,609 Straight-line rent receivables, net 217,543 220,787 Deferred leasing costs and intangible assets, net 329,310 326,950 Operating lease right-of-use assets 363,843 376,306 Prepaid expenses and other assets, net 109,049 94,145 Investment in unconsolidated real estate entities 212,130 252,711 Goodwill 264,144 264,144 TOTAL ASSETS $ 8,352,782 $ 8,282,050 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 4,114,125 $ 3,945,314 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 228,036 203,736 Operating lease liabilities 378,785 389,210 Intangible liabilities, net 24,997 27,751 Security deposits, prepaid rent and other 83,940 88,734 Total liabilities 4,896,019 4,720,881 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 51,140 57,182 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference,18,400,000 authorized; 17,000,000 shares outstanding at 6/30/24 and 12/31/23 425,000 425,000 Common stock, $0.01 par value, 481,600,000 authorized, 141,232,361 shares and 141,034,806 shares outstanding at 6/30/24 and 12/31/23, respectively 1,403 1,403 Additional paid-in capital 2,700,907 2,651,798 Accumulated other comprehensive income (loss) 2,824 (187) Total HPP stockholders’ equity 3,130,134 3,078,014 Non-controlling interest—members in consolidated real estate entities 176,346 335,439 Non-controlling interest—units in the operating partnership 89,328 80,719 Total equity 3,395,808 3,494,172 TOTAL LIABILITIES AND EQUITY $ 8,352,782 $ 8,282,050

# Consolidated Statements of Operations

**Unaudited, in thousands, except per share data**

| | Three Months Ended | | Six Months Ended | |
|---|---|---|---|---|
| | 6/30/24 | 6/30/23 | 6/30/24 | 6/30/23 |
| **REVENUES** | | | | |
| Office | | | | |
| Rental revenues | $ 172,596 | $ 203,486 | $ 344,023 | $ 406,143 |
| Service and other revenues | 3,443 | 3,805 | 7,091 | 7,781 |
| Total office revenues | 176,039 | 207,291 | 351,114 | 413,924 |
| Studio | | | | |
| Rental revenues | 14,441 | 16,374 | 28,041 | 32,627 |
| Service and other revenues | 27,520 | 21,503 | 52,868 | 50,880 |
| Total studio revenues | 41,961 | 37,877 | 80,909 | 83,507 |
| **Total revenues** | **218,000** | **245,168** | **432,023** | **497,431** |
| **OPERATING EXPENSES** | | | | |
| Office operating expenses | 75,304 | 76,767 | 148,251 | 150,821 |
| Studio operating expenses | 37,952 | 34,679 | 75,061 | 71,923 |
| General and administrative | 20,705 | 18,941 | 40,415 | 37,665 |
| Depreciation and amortization | 86,798 | 98,935 | 178,652 | 196,074 |
| **Total operating expenses** | **220,759** | **229,322** | **442,379** | **456,483** |
| **OTHER INCOME (EXPENSES)** | | | | |
| Loss from unconsolidated real estate entities | (2,481) | (715) | (3,224) | (1,460) |
| Fee income | 1,371 | 2,284 | 2,496 | 4,686 |
| Interest expense | (44,159) | (54,648) | (88,248) | (108,455) |
| Interest income | 579 | 236 | 1,433 | 607 |
| Management services reimbursement income—unconsolidated real estate entities | 1,042 | 1,059 | 2,198 | 2,123 |
| Management services expense—unconsolidated real estate entities | (1,042) | (1,059) | (2,198) | (2,123) |
| Transaction-related expenses | 113 | 2,530 | (2,037) | 1,344 |
| Unrealized loss on non-real estate investments | (1,045) | (843) | (1,943) | (4) |
| Gain on sale of real estate | — | — | — | 7,046 |
| Gain on extinguishment of debt | — | 10,000 | — | 10,000 |
| Other income | 1,334 | 138 | 1,477 | 135 |
| **Total other expenses** | **(44,288)** | **(41,018)** | **(90,046)** | **(86,101)** |
| **Loss before income tax provision** | **(47,047)** | **(25,172)** | **(100,402)** | **(45,153)** |
| Income tax provision | (510) | (6,302) | (510) | (1,140) |
| **Net loss** | **(47,557)** | **(31,474)** | **(100,912)** | **(46,293)** |
| Net income attributable to Series A preferred units | (153) | (153) | (306) | (306) |
| Net income attributable to Series C preferred shares | (5,047) | (5,047) | (10,094) | (10,094) |
| Net income attributable to participating securities | (207) | (297) | (409) | (850) |
| Net loss (income) attributable to non-controlling interest in consolidated real estate entities | 3,751 | (346) | 7,920 | (1,377) |
| Net loss attributable to redeemable non-controlling interest in consolidated real estate entities | 961 | 508 | 2,118 | 1,402 |
| Net loss attributable to common units in the operating partnership | 1,225 | 646 | 2,454 | 928 |
| **NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS** | **$ (47,027)** | **$ (36,163)** | **$ (99,229)** | **$ (56,590)** |
| | | | | |
| **BASIC AND DILUTED PER SHARE AMOUNTS** | | | | |
| Net loss attributable to common stockholders—basic | (0.33) | $ (0.26) | (0.70) | (0.40) |
| Net loss attributable to common stockholders—diluted | (0.33) | $ (0.26) | (0.70) | (0.40) |
| Weighted average shares of common stock outstanding—basic | 141,181 | 140,910 | 141,152 | 140,967 |
| Weighted average shares of common stock outstanding—diluted | 141,181 | 140,910 | 141,152 | 140,967 |

Page 8 of 31

# Funds from Operations & Adjusted Funds from Operations

**Unaudited, in thousands, except per share data**

| FUNDS FROM OPERATIONS | Three Months Ended | | Six Months Ended | |
|---|---|---|---|---|
| | 6/30/24 | 6/30/23 | 6/30/24 | 6/30/23 |
| Net loss | $ (47,557) | $ (31,474) | $ (100,912) | $ (46,293) |
| Adjustments: | | | | |
| Depreciation and amortization—consolidated | 86,798 | 98,935 | 178,652 | 196,074 |
| Depreciation and amortization—non-real estate assets | (8,211) | (8,832) | (16,192) | (17,224) |
| Depreciation and amortization—HPP's share from unconsolidated real estate entities | 2,006 | 1,195 | 3,157 | 2,458 |
| Gain on sale of real estate | — | — | — | (7,046) |
| Unrealized loss on non-real estate investments | 1,045 | 843 | 1,943 | 4 |
| FFO attributable to non-controlling interests | (5,576) | (13,239) | (10,996) | (26,862) |
| FFO attributable to preferred shares and units | (5,200) | (5,200) | (10,400) | (10,400) |
| **FFO to common stock/unit holders** | **23,305** | **42,228** | **45,252** | **90,711** |
| Specified items impacting FFO: | | | | |
| Transaction-related expenses | (113) | (2,530) | 2,037 | (1,344) |
| Prior period net property tax adjustment—HPP's share | — | (1,469) | — | (1,469) |
| Deferred tax asset valuation allowance | — | 3,516 | — | 3,516 |
| One-time derivative fair value adjustment | 1,310 | — | 1,310 | — |
| One-time gain on debt extinguishment | — | (10,000) | — | (10,000) |
| One-time tax impact of gain on debt extinguishment | — | 2,751 | — | 2,751 |
| **FFO (excluding specified items) to common stock/unit holders** | **$ 24,502** | **$ 34,496** | **$ 48,599** | **$ 84,165** |
| Weighted average common stock/units outstanding—diluted | 145,657 | 143,428 | 145,647 | 143,379 |
| FFO per common stock/unit—diluted | $ 0.16 | $ 0.29 | $ 0.31 | $ 0.63 |
| FFO (excluding specified items) per common stock/unit—diluted | $ 0.17 | $ 0.24 | $ 0.33 | $ 0.59 |

| ADJUSTED FUNDS FROM OPERATIONS | Three Months Ended | | Six Months Ended | |
|---|---|---|---|---|
| | 6/30/24 | 6/30/23 | 6/30/24 | 6/30/23 |
| FFO (excluding specified items) | $ 24,502 | $ 34,496 | $ 48,599 | $ 84,165 |
| Adjustments: | | | | |
| GAAP non-cash revenue (straight-line rent and above/below-market rents) | (118) | (2,660) | 1,900 | (11,796) |
| GAAP non-cash expense (straight-line rent expense and above/below-market ground rent) | 1,638 | 1,814 | 3,304 | 3,637 |
| Non-real estate depreciation and amortization | 8,211 | 8,832 | 16,192 | 17,224 |
| Non-cash interest expense | 1,764 | 5,025 | 3,610 | 9,701 |
| Non-cash compensation expense | 6,889 | 6,229 | 13,421 | 11,385 |
| Recurring capital expenditures, tenant improvements and lease commissions | (18,645) | (22,599) | (34,388) | (48,124) |
| **AFFO** | **$ 24,241** | **$ 31,137** | **$ 52,638** | **$ 66,192** |
| Dividends paid to common stock/unit holders | $ 7,508 | $ 18,295 | $ 15,377 | $ 54,960 |
| AFFO payout ratio | 31.0 % | 58.8 % | 29.2 % | 83.0 % |

Note: Definitions for commonly used terms on pages 26-28.

Page 9 of 31

# Consolidated Same-Store Property Performance

**Unaudited, in thousands, except number of properties and square feet**

| SAME-STORE ANALYSIS | Three Months Ended | | | Six Months Ended | | |
|---|---|---|---|---|---|---|
| | 6/30/24 | 6/30/23 | % Change | 6/30/24 | 6/30/23 | % Change |
| **Same-store office statistics** | | | | | | |
| Number of properties | 41 | 41 | | 41 | 41 | |
| Square feet | 11,573,919 | 11,573,919 | | 11,573,919 | 11,573,919 | |
| Average % occupied | 77.6 % | 84.7 % | | 77.8 % | 83.3 % | |
| | | | | | | |
| **Same-store studio statistics** | | | | | | |
| Number of properties | 3 | 3 | | 3 | 3 | |
| Square feet | 1,232,462 | 1,232,462 | | 1,232,462 | 1,232,462 | |
| Average % leased | 76.1 % | 86.5 % | | 76.1 % | 86.5 % | |
| | | | | | | |
| **Same-store NOI**[(1)] | | | | | | |
| Office revenues | $ 165,206 | $ 179,383 | (7.9)% | $ 330,265 | $ 360,160 | (8.3)% |
| Office expenses | 69,590 | 68,362 | 1.8 | 136,989 | 134,476 | 1.9 |
| Same-store office NOI | 95,616 | 111,021 | (13.9) | 193,276 | 225,684 | (14.4) |
| | | | | | | |
| Studio revenues | 20,286 | 17,561 | 15.5 | 39,612 | 39,950 | (0.8) |
| Studio expenses | 12,580 | 9,509 | 32.3 | 24,172 | 21,540 | 12.2 |
| Same-store studio NOI | 7,706 | 8,052 | (4.3) | 15,440 | 18,410 | (16.1) |
| **Total same-store NOI** | **$ 103,322** | **$ 119,073** | **(13.2)%** | **$ 208,716** | **$ 244,094** | **(14.5)%** |

| SAME-STORE ANALYSIS (CASH BASIS) | Three Months Ended | | | Six Months Ended | | |
|---|---|---|---|---|---|---|
| | 6/30/24 | 6/30/23 | % Change | 6/30/24 | 6/30/23 | % Change |
| **Same-store NOI (cash basis)** | | | | | | |
| Office cash revenues | $ 166,181 | $ 178,783 | (7.0)% | $ 333,278 | $ 358,187 | (7.0)% |
| Office cash expenses | 68,608 | 67,252 | 2.0 | 135,014 | 132,241 | 2.1 |
| Same-store office NOI (cash basis) | 97,573 | 111,531 | (12.5) | 198,264 | 225,946 | (12.3) |
| | | | | | | |
| Studio cash revenues | 20,186 | 17,153 | 17.7 | 39,332 | 39,058 | 0.7 |
| Studio cash expenses | 12,540 | 9,396 | 33.5 | 24,081 | 21,316 | 13.0 |
| Same-store studio NOI (cash basis) | 7,646 | 7,757 | (1.4) | 15,251 | 17,742 | (14.0) |
| **Total same-store NOI (cash basis)** | **$ 105,219** | **$ 119,288** | **(11.8)%** | **$ 213,515** | **$ 243,688** | **(12.4)%** |

Note: Definitions for commonly used terms on pages 26-28.

(1) See page 29 for non-GAAP reconciliations.

Page 10 of 31

HUDSON PACIFIC PROPERTIES

# NOI Detail

**Three Months Ended June 30, 2024 | Unaudited, in thousands**

| | Same-Store Office | Same-Store Studio | Non-Same-Store Office | Non-Same-Store Studio | Total |
|---|---|---|---|---|---|
| **REVENUE** | | | | | |
| Cash rent | $ 133,390 | $ 10,326 | $ 7,878 | $ 3,803 | $ 155,397 |
| Cash tenant recoveries | 29,365 | 212 | 1,283 | — | 30,860 |
| Straight-line rent | (1,887) | 109 | 1,635 | — | (143) |
| Amortization of above/below-market leases, net | 1,262 | — | 22 | — | 1,284 |
| Amortization of lease incentive costs | (350) | (9) | (2) | — | (361) |
| Total rental revenue | 161,780 | 10,638 | 10,816 | 3,803 | 187,037 |
| Service and other revenues | 3,426 | 9,648 | 17 | 17,872 | 30,963 |
| **Total revenue** | **165,206** | **20,286** | **10,833** | **21,675** | **218,000** |
| **OPERATING EXPENSES** | | | | | |
| Property operating expenses | 68,608 | 12,540 | 5,712 | 24,668 | 111,528 |
| Straight-line rent | 317 | — | — | 687 | 1,004 |
| Non-cash compensation expense | 15 | 40 | — | 7 | 62 |
| Amortization of above/below-market ground leases, net | 650 | — | 2 | 10 | 662 |
| **Total operating expenses** | **69,590** | **12,580** | **5,714** | **25,372** | **113,256** |
| **CONSOLIDATED NOI[1]** | **$ 95,616** | **$ 7,706** | **$ 5,119** | **$ (3,697)** | **$ 104,744** |
| Add: HPP's share of NOI from unconsolidated real estate entity[2] | — | — | 3,283 | — | 3,283 |
| Less: NOI attributable to non-controlling interests[2] | 13,775 | 3,572 | (5) | 100 | 17,442 |
| **HPP's share of NOI** | **$ 81,841** | **$ 4,134** | **$ 8,407** | **$ (3,797)** | **$ 90,585** |
| **Reconciliation to Cash NOI** | | | | | |
| Consolidated NOI | $ 95,616 | $ 7,706 | $ 5,119 | $ (3,697) | $ 104,744 |
| Straight-line rent, net | 2,204 | (109) | (1,635) | 687 | 1,147 |
| Non-cash compensation expense | 15 | 40 | — | 7 | 62 |
| Amortization of above/below-market leases, net | (1,262) | — | (22) | — | (1,284) |
| Amortization of lease incentive costs | 350 | 9 | 2 | — | 361 |
| Amortization of above/below-market ground leases, net | 650 | — | 2 | 10 | 662 |
| **CONSOLIDATED CASH NOI** | **$ 97,573** | **$ 7,646** | **$ 3,466** | **$ (2,993)** | **$ 105,692** |
| Add: HPP's share of cash NOI from unconsolidated real estate entity[2] | — | — | 1,815 | — | 1,815 |
| Less: Cash NOI attributable to non-controlling interests[2] | 12,361 | 3,543 | (5) | 104 | 16,003 |
| **HPP's share of Cash NOI** | **$ 85,212** | **$ 4,103** | **$ 5,286** | **$ (3,097)** | **$ 91,504** |

Note: Definitions for commonly used terms on pages 26-28.

(1) See page 29 for non-GAAP reconciliations.

(2) See page 25 for a list of our consolidated and unconsolidated joint venture properties.

Page 11 of 31

# Debt Summary & Debt Metrics

**As of June 30, 2024 | Unaudited, in thousands**

**DEBT SUMMARY**

| | | Outstanding Balance | | HPP's Share | Stated Interest Rate | Maturity Date[1] |
|---|---|---|---|---|---|---|
| **UNSECURED DEBT** | | | | | | |
| Series B notes | $ | 259,000 | $ | 259,000 | 4.69% | 12/16/25 |
| Series D notes | | 150,000 | | 150,000 | 3.98% | 7/6/26 |
| Unsecured revolving credit facility[2] | | 272,000 | | 272,000 | SOFR + 1.15% to 1.60% | 12/21/26 |
| 3.95% Registered senior notes | | 400,000 | | 400,000 | 3.95% | 11/1/27 |
| Series C notes | | 56,000 | | 56,000 | 4.79% | 12/16/27 |
| 5.95% Registered senior notes | | 350,000 | | 350,000 | 5.95% | 2/15/28 |
| 4.65% Registered senior notes | | 500,000 | | 500,000 | 4.65% | 4/1/29 |
| 3.25% Registered senior notes | | 400,000 | | 400,000 | 3.25% | 1/15/30 |
| **Total unsecured debt** | | **2,387,000** | | **2,387,000** | | |
| **SECURED DEBT** | | | | | | |
| Element LA | | 168,000 | | 168,000 | 4.59% | 11/6/25 |
| 1918 Eighth | | 314,300 | | 172,865 | SOFR + 1.40% | 12/18/25 |
| Hollywood Media Portfolio | | 1,100,000 | | 561,000 | SOFR + 1.10% | 8/9/26 |
| Acquired Hollywood Media Portfolio debt | | (30,233) | | (30,233) | SOFR + 2.11% | 8/9/26 |
| Hollywood Media Portfolio, net | | 1,069,767 | | 530,767 | | |
| Sunset Glenoaks Studios[2] | | 87,201 | | 43,601 | SOFR + 3.10% | 1/9/27 |
| Hill7 | | 101,000 | | 55,550 | 3.38% | 11/6/28 |
| **Total secured debt** | | **1,740,268** | | **970,783** | | |
| **Total unsecured and secured debt** | **$** | **4,127,268** | **$** | **3,357,783** | | |
| Consolidated joint venture partner debt | $ | 66,136 | $ | — | 4.50% | 10/9/32 |
| **UNCONSOLIDATED DEBT** | | | | | | |
| Bentall Centre[2] | | 467,418 | | 93,484 | CORRA + 2.30% | 7/1/27 |
| Sunset Pier 94 Studios[2] | | 100 | | 26 | SOFR + 4.75% | 9/9/28 |
| **Total unconsolidated debt** | **$** | **467,518** | **$** | **93,510** | | |

**DEBT METRICS**

| | | |
|---|---|---|
| Total unsecured and secured debt | $ | 4,127,268 |
| Less: Consolidated cash and cash equivalents | | (78,458) |
| Consolidated debt, net | $ | 4,048,810 |
| Less: Partners' share of consolidated unsecured and secured debt | | (769,486) |
| Add: HPP's share of unconsolidated real estate entities' debt | | 93,510 |
| Add: Partners' share of consolidated cash and cash equivalents | | 24,337 |
| Less: HPP's share of unconsolidated real estate entities' cash and cash equivalents | | (3,150) |
| HPP's share of debt, net | $ | 3,394,021 |
| | | |
| **HPP's share of debt, net/HPP's share of undepreciated book value[3]** | | **37.3 %** |
| Consolidated debt, net/cash adjusted EBITDAre for selected ratios[3] | | 10.4x |
| **HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios[3]** | | **10.3x** |

Note: Definitions for commonly used terms on pages 26-28.

(1) Maturity dates include the effect of extension options.

(2) As of June 30, 2024, we had undrawn capacity of $628.0 million on our unsecured revolving credit facility, $3.2 million on our Bentall Centre loan, $6.7 million on our Sunset Glenoaks Studios loan and $46.8 million on our Sunset Pier 94 Studios loan (amounts at HPP's share).

(3) See pages 30-31 for non-GAAP reconciliations.

Page 12 of 31

Page 13 of 31 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share of secured and unsecured debt Unsecured $2,387,000 69.2% 4.7% 3.6 Secured 1,064,293 30.8 4.9 2.1 Total $3,451,293 100.0% 4.8% 3.2 HPP’s share of fixed, capped, and floating rate debt Fixed(2) $3,135,666 90.9% 4.6% 3.2 Capped 43,601 1.3 7.6 2.5 Floating 272,026 7.9 6.7 2.4 Total $3,451,293 100.0% 4.8% 3.2 GAAP effective rate 4.9% Debt Maturity Schedule $259,000 $422,000 $456,000 $350,000 $500,000 $400,000 $— $340,865 $530,767 $137,085 $55,576 Secured Unsecured 2024 2025 2026 2027 2028 2029 2030 + $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 Note: Definitions for commonly used terms on pages 26-28. (1) Reflects HPP’s share of principal amortization and maturities based on contractual maturity dates, including impact of extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture partners’ debt. (2) Fixed rate debt includes debt subject to interest rate swaps. HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps 1918 Eighth $172,865 2/1/23 10/18/25 3.75% SOFR Hollywood Media Portfolio, net $351,186 8/15/23 6/15/26 3.31% SOFR Bentall Centre $93,484 11/1/23 7/1/27 4.36% CORRA Hollywood Media Portfolio $180,000 2/9/24 8/9/26 4.13% SOFR Interest rate caps Sunset Glenoaks Studios $50,300 8/15/22 1/9/25 4.50% SOFR

Page 14 of 31 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility and term loans Total liabilities to total asset value(2) ≤ 65% 48.1% Unsecured indebtedness to unencumbered asset value(2) ≤ 65% 42.6% Adjusted EBITDA to fixed charges ≥ 1.5x 1.7x Secured indebtedness to total asset value ≤ 45% 21.0% Unencumbered NOI to unsecured interest expense ≥ 2.0x 2.4x Private Placement (Series B, C, and D Notes) Total liabilities to total asset value ≤ 65% 51.9% Unsecured indebtedness to unencumbered asset value ≤ 65% 52.1% Adjusted EBITDA to fixed charges ≥ 1.5x 1.7x Secured indebtedness to total asset value ≤ 45% 22.6% Unencumbered NOI to unsecured interest expense ≥ 2.0x 2.4x Unsecured registered senior notes Debt to total assets ≤ 60% 44.2% Total unencumbered assets to unsecured debt ≥ 150% 240.9% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 1.7x Secured debt to total assets ≤ 45% 19.2% (1) Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes in accordance with our financial results as of June 30, 2024, at which time the operating partnership was in compliance. (2) Based on the provisions of the fourth quarter 2023 amendment to the unsecured revolving credit facility, the total leverage and the unsecured leverage thresholds have been extended from 60% to 65% through December 31, 2024 (or until such time as the private placement covenant calculations are amended to reflect the recent adjustments to the credit facility covenants, if sooner).

# Existing Portfolio Summary

**Unaudited, in thousands, except per share data**

| | Three Months Ended | | | | |
|---|---|---|---|---|---|
| | 6/30/24 | 3/31/24 | 12/31/23 | 9/30/23 | 6/30/23 |
| Number of office properties owned | 46 | 46 | 46 | 48 | 50 |
| In-service office square feet | 13,858,966 | 13,852,533 | 13,853,005 | 14,437,595 | 14,507,904 |
| In-service office % leased | 80.0 % | 80.5 % | 81.9 % | 83.1 % | 87.0 % |
| In-service office % occupied | 78.7 % | 79.0 % | 80.8 % | 81.3 % | 85.2 % |
| Number of studio properties owned | 5 | 5 | 5 | 5 | 4 |
| In-service studio square feet(1) | 1,232,462 | 1,231,278 | 1,231,278 | 1,231,335 | 1,230,997 |
| In-service studio % leased | 76.1 % | 76.9 % | 80.4 % | 83.5 % | 86.5 % |



YTD HPP's Share NOI %
Office vs. Studio(2)
100.0%
Office
Studio



YTD HPP's Share NOI %
by Region
3.2%
16.2%
40.0%
19.4%
21.2%
Silicon Valley
Los Angeles
Vancouver
San Francisco
Seattle



HPP's Share ABR %
by Industry(3)
18.6%
35.6%
5.9%
7.7%
7.8%
8.3%
16.1%
Technology
Legal
Business Services
Other
Media & Entertainment
Retail
Financial Services



HPP's Share Tech ABR % by Public/
Private Tenants & Age(4)
6.9%
10.6%
82.5%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 26-28.
(1) See page 19 for a list of in-service studio properties.
(2) See page 29 for non-GAAP reconciliations.
(3) Includes the in-service population of office and studio properties.
(4) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 15 of 31

## Office Properties by Location

| | Properties | Square Feet | % Occupied | % Leased | Annualized Base Rent | HPP's Share Annualized Base Rent | Annualized Base Rent Per Square Foot |
|---|---|---|---|---|---|---|---|
| **Los Angeles, California** | | | | | | | |
| Hollywood | 5 | 967,194 | 100.0 % | 100.0 % | $ 66,655,770 | $ 33,994,443 | $ 68.92 |
| West Los Angeles | 2 | 783,311 | 91.6 | 92.8 | 41,220,237 | 41,220,237 | 57.48 |
| Downtown Los Angeles | 2 | 234,664 | 86.4 | 86.4 | 9,676,539 | 9,676,539 | 47.70 |
| **Subtotal** | **9** | **1,985,169** | **95.1** | **95.6** | **117,552,546** | **84,891,219** | **62.29** |
| **San Francisco Bay Area, California** | | | | | | | |
| North San Jose | 5 | 2,642,871 | 59.2 | 61.4 | 73,774,908 | 73,774,908 | 47.15 |
| San Francisco | 7 | 2,428,949 | 74.8 | 75.2 | 123,685,208 | 113,331,599 | 68.06 |
| Palo Alto | 7 | 1,140,954 | 80.1 | 80.9 | 77,070,521 | 77,070,521 | 84.37 |
| Redwood Shores | 4 | 949,969 | 79.5 | 81.1 | 51,886,158 | 51,886,158 | 68.69 |
| Foster City | 1 | 723,943 | 85.7 | 87.5 | 38,977,060 | 38,977,060 | 62.86 |
| Santa Clara | 1 | 284,903 | 67.2 | 74.9 | 9,286,836 | 9,286,836 | 48.54 |
| **Subtotal** | **25** | **8,171,589** | **71.7** | **73.3** | **374,680,691** | **364,327,082** | **63.91** |
| **Seattle, Washington** | | | | | | | |
| Denny Triangle | 4 | 1,339,621 | 99.9 | 99.9 | 55,364,990 | 36,757,320 | 41.38 |
| Pioneer Square | 5 | 833,096 | 58.3 | 61.8 | 20,486,817 | 20,486,817 | 42.18 |
| **Subtotal** | **9** | **2,172,717** | **83.9** | **85.3** | **75,851,807** | **57,244,137** | **41.60** |
| **Vancouver, British Columbia** | | | | | | | |
| Downtown Vancouver | 1 | 1,529,491 | 87.2 | 88.0 | 40,901,701 | 8,180,340 | 30.67 |
| **Subtotal** | **1** | **1,529,491** | **87.2** | **88.0** | **40,901,701** | **8,180,340** | **30.67** |
| **TOTAL IN-SERVICE OFFICE[(1)]** | **44** | **13,858,966** | **78.7 %** | **80.0 %** | **$ 608,986,745** | **$ 514,642,778** | **$ 55.84** |

Note: Definitions for commonly used terms on pages 26-28.

(1) Excludes 246,742 square feet taken off-line for change of use and/or significant capital repositioning.

Page 16 of 31

## Office Properties Occupancy Detail

| | Submarket | Square Feet | % Occupied | % Leased |
|---|---|---|---|---|
| **Los Angeles, California** | | | | |
| ICON | Hollywood | 326,792 | 100.0 | 100.0 |
| EPIC | Hollywood | 301,127 | 100.0 | 100.0 |
| Harlow | Hollywood | 129,931 | 100.0 | 100.0 |
| 6040 Sunset | Hollywood | 114,958 | 100.0 | 100.0 |
| CUE | Hollywood | 94,386 | 100.0 | 100.0 |
| 11601 Wilshire | West Los Angeles | 499,274 | 86.7 | 88.7 |
| Element LA | West Los Angeles | 284,037 | 100.0 | 100.0 |
| Fourth & Traction | Downtown Los Angeles | 131,701 | 100.0 | 100.0 |
| Maxwell | Downtown Los Angeles | 102,963 | 69.1 | 69.1 |
| **San Francisco Bay Area, California** | | | | |
| Concourse | North San Jose | 941,939 | 64.6 | 67.9 |
| Gateway | North San Jose | 609,533 | 68.9 | 69.9 |
| Metro Plaza | North San Jose | 457,077 | 64.4 | 69.3 |
| Skyport Plaza | North San Jose | 418,465 | 6.1 | 6.1 |
| 1740 Technology | North San Jose | 215,857 | 100.0 | 100.0 |
| 1455 Market | San Francisco | 1,038,412 | 60.2 | 60.2 |
| Rincon Center | San Francisco | 531,517 | 97.8 | 97.8 |
| Ferry Building | San Francisco | 266,232 | 95.2 | 98.8 |
| 901 Market | San Francisco | 206,113 | 56.8 | 56.8 |
| 875 Howard | San Francisco | 191,201 | 100.0 | 100.0 |
| 625 Second | San Francisco | 138,354 | 38.7 | 38.7 |
| 275 Brannan | San Francisco | 57,120 | 100.0 | 100.0 |
| Palo Alto Square | Palo Alto | 317,844 | 80.5 | 83.5 |
| 3400 Hillview | Palo Alto | 207,857 | 100.0 | 100.0 |
| Foothill Research Center | Palo Alto | 195,121 | 93.6 | 93.6 |
| Page Mill Hill | Palo Alto | 178,179 | 36.0 | 36.0 |
| Clocktower Square | Palo Alto | 100,655 | 100.0 | 100.0 |
| Page Mill Center | Palo Alto | 94,539 | 58.8 | 58.8 |
| 3176 Porter | Palo Alto | 46,759 | 100.0 | 100.0 |
| Towers at Shore Center | Redwood Shores | 335,005 | 85.5 | 86.3 |
| Shorebreeze | Redwood Shores | 230,932 | 83.8 | 83.8 |
| 555 Twin Dolphin | Redwood Shores | 200,956 | 70.9 | 76.8 |
| 333 Twin Dolphin | Redwood Shores | 183,076 | 72.7 | 72.7 |
| Metro Center | Foster City | 723,943 | 85.7 | 87.5 |
| Techmart | Santa Clara | 284,903 | 67.2 | 74.9 |
| **Seattle, Washington** | | | | |
| 1918 Eighth | Denny Triangle | 667,724 | 100.0 | 100.0 |
| Hill7 | Denny Triangle | 285,310 | 99.6 | 99.6 |
| 5th & Bell | Denny Triangle | 197,136 | 100.0 | 100.0 |
| Met Park North | Denny Triangle | 189,451 | 99.7 | 99.7 |
| 505 First | Pioneer Square | 288,510 | 18.7 | 18.7 |
| 83 King | Pioneer Square | 178,225 | 70.4 | 72.3 |
| 450 Alaskan | Pioneer Square | 171,014 | 100.0 | 100.0 |
| 411 First | Pioneer Square | 163,734 | 82.6 | 98.3 |
| 95 Jackson | Pioneer Square | 31,613 | — | — |
| **Vancouver, British Columbia** | | | | |
| Bentall Centre | Downtown Vancouver | 1,529,491 | 87.2 | 88.0 |
| **TOTAL IN-SERVICE OFFICE** | | **13,858,966** | **78.7 %** | **80.0 %** |

Note: Definitions for commonly used terms on pages 26-28.

Page 17 of 31

## 15 Largest Office Tenants

| | | # of Properties | Lease Expiration | Occupied Square Feet | | HPP's Share Annualized Base Rent | HPP's Share % of Annualized Base Rent |
|---|---|---|---|---|---|---|---|
| 1 | Google, Inc. | 4 | 2025-2029 | 640,726 | (1) | $ 52,740,252 | 10.2% |
| 2 | Amazon | 3 | 2025-2031 | 990,788 | (2) | 28,282,036 | 5.5 |
| 3 | Netflix, Inc. | 3 | 2031 | 722,305 | (3) | 26,180,636 | 5.1 |
| 4 | Riot Games, Inc. | 1 | 2030 | 284,037 | | 19,520,478 | 3.8 |
| 5 | Uber Technologies, Inc. | 1 | 2025 | 325,445 | | 19,169,077 | 3.7 |
| 6 | Salesforce.com | 1 | 2025-2028 | 265,394 | (4) | 15,100,990 | 2.9 |
| 7 | Nutanix, Inc. | 1 | 2030 | 215,857 | | 11,680,792 | 2.3 |
| 8 | City and County of San Francisco | 2 | 2025-2067 | 221,907 | (5) | 8,959,022 | 1.7 |
| 9 | Dell EMC Corporation | 2 | 2026-2027 | 130,021 | (6) | 8,827,077 | 1.7 |
| 10 | Coupa Software, Inc. | 1 | 2033 | 100,654 | | 7,841,953 | 1.5 |
| 11 | GitHub, Inc. | 2 | 2024-2030 | 92,450 | (7) | 7,298,651 | 1.4 |
| 12 | PayPal, Inc. | 1 | 2030 | 131,701 | (8) | 6,173,837 | 1.2 |
| 13 | Weil, Gotshal & Manges LLP | 1 | 2026 | 76,278 | | 6,097,801 | 1.2 |
| 14 | Bank of America | 4 | 2024-2027 | 80,899 | (9) | 5,400,848 | 1.0 |
| 15 | TDK Corporation of America/Invensense | 1 | 2025-2033 | 139,336 | (10) | 5,367,223 | 1.0 |
| | **TOTAL** | | | **4,417,798** | | **$228,640,673** | **44.2%** |

Note: Definitions for commonly used terms on pages 26-28.

(1) Google, Inc. expirations: (i) 182,672 square feet at Foothill Research Center in February 2025, (ii) 208,843 square feet at Rincon Center in February 2028, (iii) 207,857 square feet at 3400 Hillview in November 2028 (early termination right between August 2025-February 2027) and (iv) 41,354 square feet at Ferry Building in October 2029.

(2) Amazon expirations: (i) 139,824 square feet at Met Park North in November 2025 (early termination right starting in December 2024), (ii) 659,150 square feet at 1918 Eighth in September 2030 and (iii) 191,814 square feet at 5th & Bell in May 2031.

(3) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(4) Salesforce.com expirations: (i) 83,016 square feet in July 2025, (ii) 83,372 square feet in April 2027 and (iii) 99,006 square feet in October 2028. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. in 2018 and in 2020 began paying us 50% of cash rents received pursuant to the sublease, or an average of $340,000 per month with annual growth thereafter, in addition to contractual base rent.

(5) City and County of San Francisco expirations: (i) 24,474 square feet at 1455 Market in June 2025, (ii) 39,573 square feet at 1455 Market in September 2033, (iii) 157,154 square feet at 1455 Market in April 2045 and (iv) 706 square feet at Ferry Building in April 2067.

(6) Dell EMC Corporation expirations: (i) 83,549 square feet at 875 Howard in June 2026 and (ii) 46,472 square feet at 505 First in January 2027.

(7) GitHub Inc. expirations: (i) 35,330 square feet at 625 Second in December 2024 and (ii) 57,120 square feet at 275 Brannan in June 2030.

(8) PayPal, Inc. has an early termination right at Fourth & Traction in July 2026.

(9) Bank of America expirations: (i) 68,991 square feet at 1455 Market in December 2024, (ii) 5,598 square feet at Palo Alto Square in March 2026, (iii) 122 square feet at Ferry Building in September 2026 and (iv) 6,188 square feet at Bentall Centre in January 2027.

(10) TDK Corporation of America/Invensense expirations at Concourse: (i) 86,534 square feet in April 2025 and (ii) 52,802 square feet in April 2033.

Page 18 of 31

## Studio Properties & Services

**STUDIO PROPERITES**

| | Owned/ Leased | Submarket | # of Stages | Square Feet | Stage % Leased | Total % Leased | Annualized Base Rent | HPP's Share Annualized Base Rent | Annualized Base Rent Per Square Foot |
|---|---|---|---|---|---|---|---|---|---|
| **Los Angeles, California** | | | | | | | | | |
| Sunset Gower Studios | Owned | Hollywood | 12 | 559,141 | 100.0 % | 84.3 % | $22,337,132 | $ 11,391,937 | $ 49.11 |
| Sunset Bronson Studios | Owned | Hollywood | 9 | 310,563 | 100.0 | 95.0 | 12,951,824 | 6,605,430 | 44.03 |
| Sunset Las Palmas Studios | Owned | Hollywood | 13 | 362,758 | 32.3 | 45.9 | 7,055,247 | 3,598,176 | 45.26 |
| **TOTAL IN-SERVICE STUDIO** | | | **34** | **1,232,462** (1) | **78.1 %** | **76.1 %** | **$42,344,203** | **$ 21,595,543** | **$ 46.82** |
| Quixote Studios | Various | Various | 27 | 668,914 (2) | 32.8% | 28.4% | $10,354,042 | $10,354,042 | $ 63.69 |

**STUDIO NOI DETAIL ($ in thousands)**

| | Revenue Categories | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| **Quarter to Date** | **Rental** | **Studio Ancillary** | **Pro Supplies** | **Transportation** | **Location** | **Total Studio Revenues** | **Total Studio Expenses** | **Total Studio NOI** |
| In-Service Studio | $10,638 | $9,648 | N/A | N/A | N/A | $20,286 | $12,580 | $7,706 |
| Quixote Studios & Services | 3,623 | 5,422 | 1,939 | 8,853 | 1,472 | 21,309 | 25,211 | (3,902) |
| Sunset Glenoaks Studios | 180 | 186 | N/A | N/A | N/A | 366 | 161 | 205 |
| **TOTAL** | **$14,441** | **$15,256** | **$1,939** | **$8,853** | **$1,472** | **$41,961** | **$37,952** | **$4,009** |

Note: Definitions for commonly used terms on pages 26-28.

(1) Excludes 25,244 square feet taken off-line for change of use and/or significant capital repositioning.

(2) Square feet reflects remeasurements of existing footage and new lease agreements as of June 30, 2024.

Page 19 of 31

Page 20 of 31 Office Leasing Activity Dollars reflected are per square foot Three Months Ended 6/30/24 Six Months Ended 6/30/24 Gross Leasing Activity New cash rate $44.12 $42.97 Renewal cash rate $79.37 $58.38 New square feet leased 356,056 649,115 Renewal square feet leased 183,475 399,031 Total square feet leased 539,531 1,048,146 Leases expired and terminated Contractual expiration square feet 334,841 669,261 Early termination square feet 239,166 307,898 Total square feet expired/terminated 574,007 977,159 GAAP rent expiring rate $58.77 $48.12 GAAP rent new/renewal rate $60.32 $50.05 % change in GAAP rent 2.6% 4.0 % Cash rent expiring rate $66.89 $54.97 Cash rent new/renewal rate $58.01 $49.35 % change in cash rent (13.3) % (10.2) % Tenant improvements & leasing commissions (total / annual) New leases $69.98 / $6.09 $62.67 / $6.99 Renewal leases $39.47 / $9.64 $38.48 / $9.06 Blended $59.65 / $6.64 $53.83 / $7.43 Net effective rent New leases $47.51 $42.89 Renewal leases $74.88 $57.43 Blended $56.78 $48.20 Weighted average lease term (in months) New leases 137.8 107.6 Renewal leases 49.1 51.0 Blended 107.8 86.9 Note: Definitions for commonly used terms on pages 26-28.

## Expiring Office Leases Summary

| | | | HPP's Share | | | | |
|---|---|---|---|---|---|---|---|
| | # of Leases Expiring | Square Feet Expiring [(1)] | Annualized Base Rent | % of Office Annualized Base Rent | Annualized Base Rent Per Square Foot | Annualized Base Rent at Expiration | Annualized Base Rent Per Square Foot at Expiration |
| Vacant | | 3,561,665 | | | | | |
| Q2-2024 | 8 | 83,565 | 3,312,076 | 0.6 | 41.07 | 3,312,078 | 41.07 |
| Q3-2024 | 30 | 222,035 | 12,854,847 | 2.5 | 62.78 | 12,864,571 | 62.83 |
| Q4-2024 | 73 | 522,120 | 28,593,220 | 5.5 | 60.52 | 28,982,665 | 61.34 |
| Total 2024 | 111 | 827,720 | 44,760,143 | 8.6 | 59.06 | 45,159,314 | 59.59 |
| 2025 | 186 | 1,993,509 | 99,025,256 | 18.9 | 57.23 | 100,764,272 | 58.23 |
| 2026 | 111 | 748,308 | 42,572,684 | 8.2 | 61.78 | 44,954,184 | 65.23 |
| 2027 | 121 | 1,126,402 | 59,716,224 | 11.4 | 61.27 | 64,206,197 | 65.88 |
| 2028 | 77 | 1,233,211 | 73,521,259 | 14.1 | 71.22 | 80,848,621 | 78.32 |
| 2029 | 61 | 645,607 | 34,716,046 | 6.7 | 67.34 | 38,532,543 | 74.74 |
| 2030 | 29 | 1,661,594 | 72,925,120 | 14.0 | 55.45 | 82,746,701 | 62.92 |
| 2031 | 21 | 1,106,520 | 40,684,945 | 7.8 | 60.63 | 51,317,875 | 76.48 |
| 2032 | 10 | 245,879 | 8,658,266 | 1.7 | 60.15 | 10,779,625 | 74.89 |
| 2033 | 15 | 540,351 | 23,156,283 | 4.4 | 53.38 | 29,269,635 | 67.47 |
| Thereafter | 25 | 497,623 | 14,046,140 | 2.7 | 44.74 | 22,308,409 | 71.06 |
| Building management use | 50 | 252,486 | — | — | — | — | — |
| Signed leases not commenced | 36 | 180,733 | 7,786,309 | 1.5 | 46.89 | 8,874,369 | 53.44 |
| **TOTAL/WEIGHTED AVERAGE** | **853** | **14,621,608** | **$ 521,568,675** | **100.0 %** | **$ 58.15** | **$ 579,761,745** | **$ 64.64** |

Note: Definitions for commonly used terms on pages 26-28.

(1) Total expiring square footage does not include month-to-month leases.

Page 21 of 31

## Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

| | Q3 2024 | | Q4 2024 | | Q1 2025 | | Q2 2025 | |
|---|---|---|---|---|---|---|---|---|
| | Square Feet | Rent Per Square Foot | Square Feet | Rent Per Square Foot | Square Feet | Rent Per Square Foot | Square Feet | Rent Per Square Foot |
| **Uncommenced Office Leases** | | | | | | | | |
| Los Angeles, California | 9,772 | $ 63.57 | — | $ — | — | $ — | — | $ — |
| San Francisco Bay Area, California | 75,794 | 57.27 | 13,882 | 58.71 | 1,447 | — | 37,604 | 25.76 |
| Seattle, Washington | 7,905 | 16.48 | 21,877 | 38.07 | — | — | — | — |
| Vancouver, British Columbia | 7,188 | 37.58 | 5,264 | 27.31 | — | — | — | — |
| **TOTAL** | **100,659** | **$ 53.28** | **41,023** | **$ 43.68** | **1,447** | **$ —** | **37,604** | **$ 25.76** |
| **Backfilled Office Leases** | | | | | | | | |
| Los Angeles, California | — | $ — | — | $ — | — | $ — | — | $ — |
| San Francisco Bay Area, California | 37,493 | 44.33 | 3,810 | 42.00 | 8,633 | 42.00 | — | — |
| Seattle, Washington | 2,094 | 39.00 | 5,937 | 38.00 | — | — | — | — |
| Vancouver, British Columbia | 14,391 | 37.44 | — | — | 1,890 | 24.11 | — | — |
| **TOTAL** | **53,978** | **$ 42.29** | **9,747** | **$ 39.56** | **10,523** | **$ 38.79** | **—** | **$ —** |
| **Expiring Office Leases** | | | | | | | | |
| Los Angeles, California | 30,604 | $ 51.06 | 10,795 | $ 67.13 | 3,155 | $ 55.32 | 5,277 | $ 66.14 |
| San Francisco Bay Area, California | 159,603 | 67.32 (1) | 378,953 | 63.99 (2) | 612,152 | 65.44 (3) | 244,004 | 50.04 (4) |
| Seattle, Washington | 12,424 | 43.62 | 87,395 | 44.27 (5) | 65,507 | 48.80 (6) | 175,704 | 46.57 (7) |
| Vancouver, British Columbia | 19,923 | 34.90 | 53,740 | 18.11 | 54,849 | 32.05 | 97,887 | 31.50 |
| **TOTAL** | **222,554** | **$ 60.86** | **530,883** | **$ 56.16** | **735,663** | **$ 61.42** | **522,872** | **$ 45.57** |

| | Q3 2025 | | Q4 2025 | | Q1 2026 | | Q2 2026 | |
|---|---|---|---|---|---|---|---|---|
| | Square Feet | Rent Per Square Foot | Square Feet | Rent Per Square Foot | Square Feet | Rent Per Square Foot | Square Feet | Rent Per Square Foot |
| **Uncommenced Office Leases** | | | | | | | | |
| Los Angeles, California | — | $ — | — | $ — | — | $ — | — | $ — |
| San Francisco Bay Area, California | — | — | — | — | — | — | — | — |
| Seattle, Washington | — | — | — | — | — | — | — | — |
| Vancouver, British Columbia | — | — | — | — | — | — | — | — |
| **TOTAL** | **—** | **$ —** | **—** | **$ —** | **—** | **$ —** | **—** | **$ —** |
| **Backfilled Office Leases** | | | | | | | | |
| Los Angeles, California | — | $ — | — | $ — | — | $ — | — | $ — |
| San Francisco Bay Area, California | — | — | — | — | — | — | — | — |
| Seattle, Washington | — | — | — | — | — | — | — | — |
| Vancouver, British Columbia | — | — | — | — | — | — | — | — |
| **TOTAL** | **—** | **$ —** | **—** | **$ —** | **—** | **$ —** | **—** | **$ —** |
| **Expiring Office Leases** | | | | | | | | |
| Los Angeles, California | 14,589 | $ 69.87 | 35,816 | $ 58.85 | 57,560 | $ 63.64 | 5,197 | $ 71.18 |
| San Francisco Bay Area, California | 293,820 | 64.86 (8) | 171,152 | 63.76 | 116,180 | 63.23 | 160,307 | 73.39 (9) |
| Seattle, Washington | — | — | 145,319 | 38.21 (10) | 46,447 | 25.92 | — | — |
| Vancouver, British Columbia | 28,107 | 33.39 | 49,258 | 36.81 | 34,576 | 29.44 | 10,794 | 25.87 |
| **TOTAL** | **336,516** | **$ 62.45** | **401,545** | **$ 50.77** | **254,763** | **$ 51.94** | **176,298** | **$ 70.41** |

Page 22 of 31

Page 23 of 31 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 26-28. (1) Includes DoorDash, Inc. at 901 Market for 50,821 square feet in August 2024. (2) Includes Bank of America at 1455 Market for 68,991 square feet in December 2024. (3) Includes Uber Technologies, Inc. at 1455 Market for 325,445 square feet and Google, Inc. at Foothill Research Center for 182,672 square feet both in February 2025. (4) Includes TDK Corporation of America/Invensense at Concourse for 86,534 square feet in April 2025. (5) Includes RealSelf, Inc. at 83 King for 74,700 square feet in December 2024. (6) Includes WeWork Companies Inc. at Hill7 for 54,336 square feet in February 2025. (7) Includes HBO Code Labs, Inc. at Hill7 for 112,222 square feet in May 2025. (8) Includes Salesforce.com at Rincon Center for 83,016 square feet in July 2025. (9) Includes Dell EMC Corporation at 875 Howard for 83,549 square feet in June 2026. (10) Includes Amazon at Met Park North for 139,824 square feet in November 2025.

HUDSON PACIFIC PROPERTIES

# In Process & Future Development Pipeline[1]

**Unaudited, in thousands, except square feet**

**IN PROCESS DEVELOPMENT**

| Under Construction | Submarket | Start Date[2] | Estimated Completion Date[3] | Estimated Stabilization Date | Estimated Square Feet | % Leased | Project Costs as of 6/30/24[4] | Total Estimated Project Costs[4] | Estimated Stabilized Yield |
|---|---|---|---|---|---|---|---|---|---|
| **New York, New York** | | | | | | | | | |
| Sunset Pier 94 Studios[5] | Manhattan | Q3-2023 | Q4-2025 | Q3-2026 | 232,000 | —% | $ 115,490 | $305,000-$325,000 | 7.7%-8.2% |
| **TOTAL** | | | | | **232,000** | | **$ 115,490** | | |

| Recently Completed | Submarket | Completion Date | Estimated Stabilization Date | Estimated Square Feet | % Occupied | % Leased |
|---|---|---|---|---|---|---|
| **Los Angeles, California** | | | | | | |
| Sunset Glenoaks Studios[5] | Sun Valley | Q2-2024 | Q3-2024 | 241,000 | N/A | N/A |
| **Seattle, Washington** | | | | | | |
| Washington 1000 | Denny Triangle | Q2-2024 | Q2-2026 | 546,000 | 0.5% | 0.6% |
| **TOTAL** | | | | **787,000** | | |

**FUTURE DEVELOPMENT PIPELINE**

| | Type | Submarket | Estimated Square Feet | Project Costs as of 6/30/24[6] |
|---|---|---|---|---|
| **Los Angeles, California** | | | | |
| Sunset Las Palmas Studios—Development | Studio | Hollywood | 617,581 | $ 28,736 |
| Sunset Gower Studios—Development | Office/Studio | Hollywood | 478,845 | $ 7,889 |
| Sunset Bronson Studios Lot D—Development | Residential | Hollywood | 33 units/19,816 | $ — |
| Element LA—Development | Office | West Los Angeles | 500,000 | $ — |
| 10900-10950 Washington[7] | Residential | West Los Angeles | N/A | $ 688 |
| **Vancouver, British Columbia** | | | | |
| Burrard Exchange | Office | Downtown Vancouver | 450,000 | $ 7,323 |
| **Greater London, United Kingdom** | | | | |
| Sunset Waltham Cross Studios | Studio | Broxbourne | 1,167,347 | $ 278,718 |
| **TOTAL** | | | **3,233,589** | **$ 323,354** |

Note: Definitions for commonly used terms on pages 26-28.

(1) Represents 100% share of consolidated and unconsolidated joint ventures. See page 25 for HPP's share of joint venture properties.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of temporary certificate of occupancy or equivalent.
(4) Includes land and acquisition costs for Sunset Pier 94 Studios for $41.7 million.
(5) For studio properties, percent leased reflects the average percent leased for the trailing 12 months ended as of the period presented. Leased percentage for Sunset Pier 94 Studios and Sunset Glenoaks Studios will be disclosed one year following completion.
(6) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million and Sunset Waltham Cross Studios for $164.0 million.
(7) Pending entitlement to develop approximately 500 residential units.

Page 24 of 31

## Consolidated & Unconsolidated Ventures

| | Venture Partner | Submarket | Square Feet[1] | HPP Ownership % |
|---|---|---|---|---|
| **CONSOLIDATED VENTURES** | | | | |
| **Los Angeles, California[2]** | | | | |
| Sunset Gower Studios | Blackstone | Hollywood | 1,044,636 | 51.0 % |
| Sunset Las Palmas Studios | Blackstone | Hollywood | 998,934 | 51.0 % |
| Sunset Bronson Studios | Blackstone | Hollywood | 330,379 | 51.0 % |
| Sunset Glenoaks Studios | Blackstone | Hollywood | 241,000 | 50.0 % |
| ICON | Blackstone | Hollywood | 326,792 | 51.0 % |
| EPIC | Blackstone | Hollywood | 301,127 | 51.0 % |
| Harlow | Blackstone | Hollywood | 129,931 | 51.0 % |
| 6040 Sunset | Blackstone | Hollywood | 114,958 | 51.0 % |
| CUE | Blackstone | Hollywood | 94,386 | 51.0 % |
| **San Francisco, California** | | | | |
| Ferry Building | Allianz | San Francisco | 266,232 | 55.0 % |
| **Seattle, Washington** | | | | |
| 1918 Eighth | CPPIB | Denny Triangle | 667,724 | 55.0 % |
| Hill7 | CPPIB | Denny Triangle | 285,310 | 55.0 % |
| **UNCONSOLIDATED VENTURES** | | | | |
| **New York, New York** | | | | |
| Sunset Pier 94 Studios | Blackstone/Vornado | Manhattan | 232,000 | 25.6 % |
| **Vancouver, British Columbia** | | | | |
| Bentall Centre[3] | Blackstone | Downtown Vancouver | 1,979,491 | 20.0 % |
| **Greater London, United Kingdom** | | | | |
| Sunset Waltham Cross Studios[3] | Blackstone | Broxbourne | 1,167,347 | 35.0 % |

(1) Inclusive of estimated developable square feet.
(2) With the exception of Sunset Glenoaks Studios, Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.
(3) Dollar amounts in this document shown in USD using the applicable foreign currency exchange rates as of June 30, 2024.

Page 25 of 31

Page 26 of 31 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP’s share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of June 30, 2024 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of June 30, 2024. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of June 30, 2024. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of June 30, 2024. For studio properties, ABR reflects actual base rent for the 12 months ended June 30, 2024, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of June 30, 2024. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended June 30, 2024. For same-store studio properties, represents the average percent leased for the 12 months ended June 30, 2024. Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to June 30, 2024, but with commencement dates after June 30, 2024, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures. Diluted Shares: Represents an estimate of the total shares and units, including those issuable under our 2022 and 2023 Performance Stock Unit (“PSU”) Plans as of quarter end, based on the projected award potential of such programs as of the end of such periods, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects SOFR or CDOR as of June 30, 2024, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 13 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of June 30, 2024, no such election had been made.

Page 27 of 31 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt.

Page 28 of 31 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Studio development properties are incorporated into the in-service portfolio the earlier of one year following completion or the project’s estimated stabilization date. Office development properties are incorporated into the in-service portfolio the earlier of 92% occupancy or the project’s estimated stabilization date. Net Effective Rent: Weighted average straight-line annual cash rent, net of annualized tenant improvements and lease commissions. Triple net (NNN) and modified gross base rents are adjusted to include estimated annual expenses consistent with those included in comparable full service gross base rents. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of June 30, 2024, the Company owned 95.2% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of June 30, 2024, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. For studio properties, percent leased reflects the average percent leased for the 12 months ended June 30, 2024. Project Costs: Exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended June 30, 2024 defined as all properties owned and included in our stabilized office portfolio as of April 1, 2023 and still owned and included in the stabilized office portfolio as of June 30, 2024. Same-store office for the six months ended June 30, 2024 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2023 and still owned and included in the stabilized office portfolio as of June 30, 2024. Same-Store Studio: Same-store studio for the three months ended June 30, 2024 defined as all properties owned and included in our stabilized studio portfolio as of April 1, 2023 and still owned and included in the stabilized studio portfolio as of June 30, 2024. Same-store studio for the six months ended June 30, 2024 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2023 and still owned and included in the stabilized studio portfolio as of June 30, 2024. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to June 30, 2024, but with commencement dates after June 30, 2024 and within the next eight quarters. Definitions (continued)

## Non-GAAP Reconciliations

**Unaudited, in thousands**

**RECONCILIATION OF NET LOSS TO NOI**

| | Three Months Ended | | Six Months Ended | |
|---|---|---|---|---|
| | 6/30/24 | 6/30/23 | 6/30/24 | 6/30/23 |
| Net loss | $ (47,557) | $ (31,474) | $ (100,912) | $ (46,293) |
| Adjustments: | | | | |
| Loss from unconsolidated real estate entities | 2,481 | 715 | 3,224 | 1,460 |
| Fee income | (1,371) | (2,284) | (2,496) | (4,686) |
| Interest expense | 44,159 | 54,648 | 88,248 | 108,455 |
| Interest income | (579) | (236) | (1,433) | (607) |
| Management services reimbursement income—unconsolidated real estate entities | (1,042) | (1,059) | (2,198) | (2,123) |
| Management services expense—unconsolidated real estate entities | 1,042 | 1,059 | 2,198 | 2,123 |
| Transaction-related expenses | (113) | (2,530) | 2,037 | (1,344) |
| Unrealized loss on non-real estate investments | 1,045 | 843 | 1,943 | 4 |
| Gain on sale of real estate | — | — | — | (7,046) |
| Gain on extinguishment of debt | — | (10,000) | — | (10,000) |
| Other income | (1,334) | (138) | (1,477) | (135) |
| Income tax provision | 510 | 6,302 | 510 | 1,140 |
| General and administrative | 20,705 | 18,941 | 40,415 | 37,665 |
| Depreciation and amortization | 86,798 | 98,935 | 178,652 | 196,074 |
| **NOI** | **$ 104,744** | **$ 133,722** | **$ 208,711** | **$ 274,687** |
| Add: HPP's share of NOI from unconsolidated real estate entities | 3,283 | 2,788 | 5,805 | 5,541 |
| Less: NOI attributable to non-controlling interests | 17,442 | 25,756 | 34,384 | 51,757 |
| **HPP's Share of NOI** | **$ 90,585** | **$ 110,754** | **$ 180,132** | **$ 228,471** |
| **NOI Detail** | | | | |
| Same-store office cash revenues | $ 166,181 | $ 178,783 | $ 333,278 | $ 358,187 |
| Straight-line rent | (1,887) | (727) | (5,195) | (664) |
| Amortization of above/below-market leases, net | 1,262 | 1,589 | 2,660 | 3,180 |
| Amortization of lease incentive costs | (350) | (262) | (478) | (543) |
| Same-store office revenues | 165,206 | 179,383 | 330,265 | 360,160 |
| Same-store studios cash revenues | 20,186 | 17,153 | 39,332 | 39,058 |
| Straight-line rent | 109 | 417 | 299 | 911 |
| Amortization of lease incentive costs | (9) | (9) | (19) | (19) |
| Same-store studio revenues | 20,286 | 17,561 | 39,612 | 39,950 |
| **Same-store revenues** | **185,492** | **196,944** | **369,877** | **400,110** |
| Same-store office cash expenses | 68,608 | 67,252 | 135,014 | 132,241 |
| Straight-line rent | 317 | 399 | 641 | 813 |
| Non-cash compensation expense | 15 | 35 | 34 | 70 |
| Amortization of above/below-market ground leases, net | 650 | 676 | 1,300 | 1,352 |
| Same-store office expenses | 69,590 | 68,362 | 136,989 | 134,476 |
| Same-store studio cash expenses | 12,540 | 9,396 | 24,081 | 21,316 |
| Non-cash compensation expense | 40 | 113 | 91 | 224 |
| Same-store studio expenses | 12,580 | 9,509 | 24,172 | 21,540 |
| **Same-store expenses** | **82,170** | **77,871** | **161,161** | **156,016** |
| **Same-store NOI** | **103,322** | **119,073** | **208,716** | **244,094** |
| **Non-same-store NOI** | **1,422** | **14,649** | **(5)** | **30,593** |
| **NOI** | **$ 104,744** | **$ 133,722** | **$ 208,711** | **$ 274,687** |

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## Non-GAAP Reconciliations (continued)
Unaudited, in thousands

**RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP'S SHARE OF DEBT, NET**

| | Three Months Ended | |
|---|---|---|
| | 6/30/24 | 6/30/23 |
| Net loss | $ (47,557) | $ (31,474) |
| Interest income—consolidated | (579) | (236) |
| Interest expense—consolidated | 44,159 | 54,648 |
| Depreciation and amortization—consolidated | 86,798 | 98,935 |
| EBITDA | 82,821 | 121,873 |
| Unconsolidated real estate entities depreciation and amortization | 2,006 | 1,195 |
| Unconsolidated real estate entities interest expense | 3,052 | 1,746 |
| EBITDAre | 87,879 | 124,814 |
| Unrealized loss on non-real estate investments | 1,045 | 843 |
| Other income | (1,334) | (138) |
| Transaction-related expenses | (113) | (2,530) |
| Non-cash compensation expense | 6,919 | 6,291 |
| Straight-line rent receivables, net | 1,147 | (2,159) |
| Non-cash amortization of above/below-market leases, net | (1,283) | (1,619) |
| Non-cash amortization of above/below-market ground leases, net | 662 | 689 |
| Amortization of lease incentive costs | 361 | 292 |
| Gain on extinguishment of debt | — | (10,000) |
| Income tax provision | 510 | 6,302 |
| Adjusted EBITDAre | 95,793 | 122,785 |
| Prior period net property tax adjustment | — | (1,964) |
| Adjusted EBITDAre (excluding specified items) | 95,793 | 120,821 |
| Studio cash NOI | (4,653) | (3,752) |
| Office adjusted EBITDAre | 91,140 | 117,069 |
| x Annualization factor | 4 | 4 |
| Annualized office adjusted EBITDAre | 364,560 | 468,276 |
| Trailing 12-month studio cash NOI[(1)] | 25,840 | 53,251 |
| **Cash adjusted EBTIDAre for selected ratios** | **390,400** | **521,527** |
| Less: Partners' share of cash adjusted EBITDAre | (61,573) | (95,489) |
| **HPP's share of cash adjusted EBITDAre** | **$ 328,827** | **$ 426,038** |
| | | |
| Total consolidated unsecured and secured debt | 4,127,268 | 4,491,118 |
| Less: Consolidated cash and cash equivalents | (78,458) | (109,220) |
| **Consolidated debt, net** | **$ 4,048,810** | **$ 4,381,898** |
| Less: Partners' share of debt, net | (654,790) | (657,832) |
| **HPP's share of debt, net** | **$ 3,394,020** | **$ 3,724,066** |
| | | |
| **Consolidated debt, net/cash adjusted EBITDAre for selected ratios** | **10.4x** | **8.4x** |
| **HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios** | **10.3x** | **8.7x** |

(1) Studio trailing 12-month studio cash NOI for the calculation of cash adjusted EBITDAre for the three months ended June 30, 2024 includes the studio cash NOI contribution from In-Service Studio but without Quixote Studios & Services.

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Page 31 of 31 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE OF DEBT, NET 6/30/24 6/30/23 Total assets $ 8,352,782 $ 9,105,829 Add: Accumulated depreciation 1,824,042 1,722,941 Add: Accumulated amortization 188,716 196,173 Less: Partners’ share of consolidated undepreciated book value (1,385,536) (1,548,592) Less: Investment in unconsolidated real estate entities (212,130) (218,422) Add: HPP’s share of unconsolidated undepreciated book value 319,210 367,944 HPP’s share of undepreciated book value $ 9,087,084 $ 9,625,873 Total consolidated unsecured and secured debt $ 4,127,268 $ 4,491,118 Less: Consolidated cash and cash equivalents (78,458) (109,220) Consolidated debt, net $ 4,048,810 $ 4,381,898 Less: Partners’ share of debt, net (654,790) (657,832) HPP’s share of debt, net $ 3,394,020 $ 3,724,066 HPP’s share of debt, net/HPP’s share of undepreciated book value 37.3% 38.7%